UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ENCYSIVE PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENCYSIVE PHARMACEUTICALS INC.
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2007
Dear Stockholder:
     You should have recently received our proxy statement for our 2007 Annual Meeting of Stockholders to be held on May 9, 2007. Subsequent to the distribution of our proxy statement, we became aware that there might be a misinterpretation of one provision of the Encysive Pharmaceuticals Inc. 2007 Incentive Plan (the “Plan”). As a result, effective April 27, 2007, our Board of Directors approved an amendment to the Plan deleting Section 5.8 thereof, which potentially could have been used to reprice Incentive Awards (as defined in the Plan) under the Plan. We did not intend that Section 5.8 of the Plan be used to reprice Incentive Awards granted under the Plan, and we desired to eliminate any concern that we may reprice Incentive Awards granted under the Plan by deleting Section 5.8 thereof.
     Prior to deletion, Section 5.8 of the Plan provided that: “[t]he Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.”
     The Plan is attached as Appendix A to our proxy statement on Schedule 14A filed by us on March 27, 2007 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders may obtain, free of charge, a copy of such proxy statement at the SEC’s website, www.sec.gov or at our website at www.encysive.com. Any stockholder may also request copies of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us at our principal executive office: Ann Tanabe, Vice-President, Corporate Communications and Investor Relations, 4848 Loop Central Dr., Suite 700, Houston, Texas 77081, telephone (713) 796-8822.
     If any stockholder has already returned his or her properly executed proxy card for our 2007 Annual Meeting of Stockholders and does not want to change his or her vote, no additional action is required. However, if a stockholder would like to revoke or change his or her vote, such stockholder, if a registered stockholder, can revoke his or her proxy at any time before it is exercised by: (i) submitting a properly signed proxy card with a more recent date; (ii) giving written notice of his or her revocation before the meeting to our Secretary, Paul S. Manierre, at our offices, 4848 Loop Central Drive, Suite 700, Houston, Texas 77081; or (iii) attending the meeting and voting his or her shares in person. If the stockholder is a beneficial owner, such stockholder should refer to the voting instructions provided by his or her individual broker, bank, trustee or other nominee for their procedures for revoking or changing his or her vote.
     Please remember that your vote is very important. As such, please review the proxy statement already provided to you and return your proxy card to ensure that your shares are represented at our 2007 Annual Meeting of Stockholders.
Sincerely,
/s/ Paul S. Manierre
Paul S. Manierre
Vice President, General Counsel and Secretary
Houston, Texas
April 27, 2007